                         CERTIFICATE OF
             AMENDMENT TO ARTICLES OF INCORPORATION
                        BY DIRECTORS OF
                    PROVIDENT BANCORP, INC.


      Allen L. Davis, who is the President of Provident Bancorp, Inc., an Ohio corporation (the "Corporation"), and Mark E. Magee, who is the Secretary of the Corporation, do hereby certify that at a meeting of the Board of Directors of the Corporation held on December 21, 1995, the following resolution was adopted pursuant to Section 1701.70(B)(1) of the Ohio Revised Code:

     RESOLVED: That pursuant to the authority vested in the Board of Directors of the Corporation in accordance with Article Fourth of the Articles of Incorporation, a series of Preferred Stock of the Corporation to be designated as the "Series D Non-Voting Convertible Preferred Stock" be, and it hereby is, created, and that the designation and amount thereof and the preferences and other special rights of the shares of such series, and qualifications, limitations or restrictions thereof are as delineated on Exhibit A attached hereto and made a part hereof.

     IN WITNESS WHEREOF, the above named officers, acting for and on behalf of the Corporation, have hereunto subscribed their names as of this 22nd day of December, 1995.


                                   PROVIDENT BANCORP, INC.


                                   BY:
                                   Allen L. Davis
                                        President


                                   BY:
                                   Mark E. Magee
                                        Secretary

                                                        EXHIBIT A

                    PROVIDENT BANCORP, INC.

        SERIES D NON-VOTING CONVERTIBLE PREFERRED STOCK



     Section 1 - Designation of Series and Number of Shares.

      The shares of such series of Preferred Stock shall be designated "Series D Non-voting Convertible Preferred Stock" (hereinafter referred to as the "Series D Preferred Stock"), and the number of shares which shall constitute such series shall be not more than 371,418 shares, $1 par value, which number may be decreased (but not below the number thereof then outstanding) from time to time by the Board of Directors.

     Section 2 - Dividends.

           (A) Dividends shall be paid on outstanding shares of Series D Preferred Stock if, as and when dividends are paid on Common Stock of the Corporation at a dividend rate per share of Series D Preferred Stock equal to the product of (x) the number of shares of Common Stock of the Corporation into which each share of Series D Preferred Stock is convertible, and (y) the dividend paid by the Corporation on each share of its outstanding Common Stock. "Common Stock" shall have the definition set forth in Section 6(I) hereof.

           (B) As used in this Section 2, the word "dividends" shall not include dividends payable solely in shares of its capital stock (whether shares of Common Stock or of capital stock of any other class) of the Corporation (if, but only if, an adjustment to the Conversion Price is made with respect to such dividend pursuant to Section 6(A) hereof) but shall include warrants or rights to subscribe for or to purchase any security of the Corporation and any other distribution made to holders of the Corporation's Common Stock.

     Section 3 - Liquidation Preference.

           (A) The Series D Preferred Stock shall be preferred over the Common Stock or any other class or series of stock ranking junior to the Series D Preferred Stock as to distribution of assets in the event of any liquidation or dissolution or winding up of the Corporation and, in any such event, the holders of the Series D Preferred Stock shall be entitled to receive, after payment or provision for payment of the debts and other liabilities of the Corporation, out of the assets of the Corporation available for distribution to its shareholders, $100.00 per share, and no more, together with an amount equal to all dividends accrued and unpaid thereon to the date of final distribution, for each share of the Series D Preferred Stock held by them before any distribution of the assets shall be made to the holders of the Common Stock or any other class or series of stock ranking junior to the Series D Preferred Stock as to distribution of assets. Upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full on the Series D Preferred Stock as provided in the preceding sentence, but not prior thereto, the Common Stock or any other series or class of stock ranking junior to the Series D Preferred Stock as to distribution of assets shall, subject to the respective terms and provisions, if any, applying thereto, be entitled to receive any and all assets remaining to be paid or distributed and the Series D Preferred Stock shall not be entitled to share therein.

          (B) If, upon any liquidation or dissolution or winding up of the Corporation, the amounts payable on or with respect to the Series D Preferred Stock are not paid in full, the holders of shares of the Series D Preferred Stock, together with all classes or series of stock ranking on a parity with the Series D Preferred Stock as to distribution of assets, shall share ratably in any distribution of assets according to the respective amounts which would be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to the Series D Preferred Stock and any other class or series of stock that so ranks on a parity with the Series D Preferred Stock were paid in full.

           (C) Neither the merger or consolidation of the Corporation with or into another corporation nor the sale, lease or other transfer of all or substantially all of the assets of the Corporation shall be deemed to be a liquidation or dissolution or winding up of the Corporation.

           (D) Written notice of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, stating the payment date and the place where the distributable amount shall be payable and containing a statement of the conversion right set forth hereinafter, shall be given by mail, not less than thirty (30) days prior to the payment date stated herein, to the holders of record of the Series D Preferred Stock at their respective addresses as the same shall then appear on the books of the Corporation.

     Section 4 - Automatic Conversion Upon Certain Transfers.

      Any shares of Series D Preferred Stock that are transferred to any person, other than Great American Insurance Company, Great American Life Insurance Company or any of their respective affiliates ("Original Holders"), shall upon such transfer be automatically converted into Common Stock at the Conversion Price in effect on the date of such transfer. For purposes of this provision, an "affiliate" of any person is another person controlling, controlled by or under common control with such person.

     Section 5 - No Redemption.

      The Corporation shall have no right to redeem any shares of Series D Preferred Stock at any time.

     Section 6 - Conversion.

      Shares of Series D Preferred Stock may be converted at any time and from time to time at the option of the holder thereof into fully paid and nonassessable shares of Common Stock of the Corporation at the rate of 6.25 shares of Common Stock as constituted on December 21, 1995 for each share of Series D Preferred Stock surrendered for conversion. The conversion rate expressed may also be expressed as a conversion price of $16.00 (the "Conversion Price") based on a liquidation value of each share of Series D Preferred Stock of $100.00.

            (A)   The  Conversion  Price  shall  be  subject   to
adjustment from time to time in case the Corporation shall (a) pay a dividend, or make a distribution, to all holders of its Common Stock in shares of its capital stock (whether shares of Common Stock or of capital stock of any other class) (b) subdivide its outstanding shares of Common Stock into a greater number of shares, (c) combine its outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of its shares of Common Stock any securities, in which case the Conversion Price and terms of conversion in effect immediately prior to such action shall be adjusted so that the holder of any share of Series D Preferred Stock thereafter surrendered for conversion shall be entitled to receive the kind and number of shares of Common Stock or other securities of the Corporation which such holder would have owned or been entitled to receive immediately following such action had such share of Series D Preferred Stock been converted immediately prior thereto. An adjustment made pursuant to this Section 6(A) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

                All calculations under this Section 6 shall be rounded to the nearest cent or to the nearest one hundredth of a share, as the case may be.

                Whenever  the  Conversion Price  is  adjusted  as
herein provided, the Corporation shall mail a copy of a statement setting forth the adjusted Conversion Price determined as provided herein and setting forth the method of calculation and the facts requiring such adjustment and upon which such calculation is based to each person who is a registered holder of Series D Preferred Stock at such person's last address as the same appears on the books of the Corporation. Each adjustment shall remain in effect until a subsequent adjustment is required hereunder.

          (B) If, at any time while shares of Series D Preferred Stock are outstanding, the Corporation shall (i) declare a dividend (or any other distribution) on its Common Stock, other than in cash out of current or retained earnings, or (ii) reclassify its Common Stock (other than through a subdivision or combination thereof) or become a party to any consolidation or merger for which approval of the holders of its stock is required, or sell or transfer all or substantially all of the assets of the Corporation, then the Corporation shall cause to be mailed to registered holders of Series D Preferred Stock, at their last addresses as they shall appear on the books of the Corporation at least twenty days prior to the applicable record date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend or distribution, or if a record is not to be taken, the date as of which holders of Common Stock of record to be entitled to such dividend or distribution are to be determined, or (y) the date on which any such reclassification, consolidation, merger, sale or transfer is expected to become effective, and the date as of which it is expected that holders of record of Common Stock shall be entitled to exchange their Common Stock for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, sale or transfer. Failure to give or receive the notice required by this Section 6(B) or any defect therein shall not affect the legality or validity of any such dividend, distribution, reclassification, consolidation, merger, sale, transfer or other action.

           (C) In case of a merger or consolidation of the Corporation with or into another corporation, or the sale of the Corporation's property or assets as, or substantially as, an entirety, to another corporation, or the reclassification of the Common Stock (other than through a subdivision or combination thereof, or change in par value), holders of shares of Series D Preferred Stock shall thereafter have the right to convert each of such shares into the kind and amount of shares of stock and other securities and property receivable upon such merger, consolidation, sale or reclassification by a holder of the number of shares of Common stock (whether whole or fractional) into which such shares of Series D Preferred Stock might have been converted immediately prior to such a merger, consolidation, sale or reclassification, and shall have no other conversion rights under these provisions; and effective provision shall be made in the charter of the resulting or surviving corporation or otherwise, so that the provisions set forth herein for the protection of conversionrights of Series D Preferred Stock shall thereafter be applicable, as nearly as reasonably may be, to any other shares of stock and other securities and property deliverable uponconversion of Series D Preferred Stock remaining outstanding or other convertible preferred stock received in place thereof. Any such resulting or surviving corporation shall expressly assume the obligation to deliver, upon the exercise of the conversion right, such shares, securities or property as holders of Series D Preferred Stock remaining outstanding, or other convertible preferred stock received by such holders in place thereof, shall be entitled to receive pursuant to the provisions hereof, and to make provision for protection of conversion rights as above provided.

           (D) The holder of any shares of Series D Preferred Stock may exercise its option to convert such shares into shares of Common Stock only by surrendering for such purpose to the Corporation at its principal office the certificates representing the shares to be converted, accompanied by written notice that such holder elects to convert such shares in accordance with the provisions of this Section 6. Said notice shall also state the name or names (with addresses) in which the certificate or certificates for shares of Common Stock which shall be issuable on conversion are to be issued. Each certificate or certificates surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as that in which such certificate or certificates are registered, be accompanied by instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by the holder or its duly authorized attorney. Each conversion shall be deemed to have been effected on the date on which such certificate or certificates shall have been surrendered and such notice received by the Corporation as aforesaid, and the person or person in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder or holders of record of the shares represented thereby notwithstanding that the transfer books of the Corporation may then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to such person. As promptly as practicable on or after the conversion date, the Corporation shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates representing the number of full shares of Common Stock issuable upon such conversion.

           (E) In connection with the conversion of shares of Series D Preferred Stock into Common Stock, no fractional shares of Series D Preferred Stock or of Common Stock shall be issued, but the Corporation shall pay a cash adjustment in respect of such fractional interest, calculated on the market price of the Common Stock on the date of conversion.

           (F) Upon any conversion of shares of Series D Preferred Stock, no allowance, adjustment or payment shall be made with respect to accrued but unpaid dividends upon such Series D Preferred Stock or with respect to dividends on the Common Stock to be issued upon conversion.

           (G) The issuance of stock certificates on conversions of shares of Series D Preferred Stock shall be made without charge to converting shareholders for any tax in respect of the issuance thereof. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any registration of transfer involved in the issue and delivery of stock in any name other than that of the holder of the shares of Series D Preferred Stock converted, and the Corporation shall not be required to so issue or deliver any stock certificate unless and until the person or persons requesting the registration of transfer shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

           (H) The Corporation shall at all times reserve and keep available out of its authorized Common Stock the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Series D Preferred Stock.

           (I) Any shares of Series D Preferred Stock converted shall be retired and shall assume the status of authorized and unissued Preferred Stock, undesignated as to series, subject to reissuance by the Corporation as shares of Preferred Stock of one or more series, as may be determined from time to time by the Board of Directors, but such shares shall not be reissued as Series D Preferred Stock.

           (J)  For purposes of this Section 6:

                     (i)   "Common  Stock"  shall  mean  (a)  the
          Corporation's Common Stock, without par value, or (b) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value; provided, however, that in the event that at any time as a result of an adjustment made pursuant to
          Section 6(A) above, the holder of any share of Series D Preferred Stock thereafter surrendered for conversion would become entitled to receive any stock of the Corporation other than shares of its Common Stock, thereafter the conversion rate and price with respect to such other shares so receivable upon conversion of any share of Series D Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Section 6.

     Section 7 - Voting Rights.

           (A) The holders of the Series D Preferred Stock shall not be entitled to vote except as provided in this Section 7 and as otherwise provided by law.

           (B) So long as any shares of Series D Preferred Stock are outstanding, the Corporation shall not, in any manner, whether by amendment to its Articles of Incorporation or Code of Regulations, by merger (whether or not the Corporation is the surviving corporation in such merger), by consolidation, or otherwise, without the written consent of the affirmative vote at a meeting called for that purpose of the holders of at least two-thirds of the votes of the shares of Series D Preferred Stock then outstanding, voting separately as a class, (i) amend, alter or repeal any of the provisions of any resolution or resolutions establishing the Series D Preferred Stock so as to affect adversely the powers, preferences or special rights of such Series D Preferred Stock or (ii) authorize the issuance of, or authorize any obligation or security convertible into, exchangeable for or evidencing the right to purchase shares of, any additional class or series of stock ranking prior to the Series D Preferred Stock in the payment of dividends or the preferential distribution of assets.

           (C) Nothing in this Section 7 shall be deemed to require any vote or consent of the holders of shares of Series D Preferred Stock in connection with the authorization or issuance of any series of Preferred Stock ranking on a parity with or junior to the Series D Preferred Stock as to dividends and/or distribution of assets.

     Section 8 - Restrictions on Transfer.

      The Original Holders of the Series D Preferred Stock shall be entitled to transfer ownership of their shares only as follows:

           (A)  in a widely dispersed public offering;


           (B)   in  sales pursuant to Rule 144 of the Securities
Act of 1933 or rules of similar import;

           (C)   in sales pursuant to Rule 144A of the Securities
Act of 1933, or in any other private sale in which no single purchaser acquires more than 2% of the voting shares of the Corporation; or

           (D) to the Corporation, to a third party that has acquired a majority of the shares of the Corporation or to any other Original Holder.

     Section 9 - Reports.

      So long as any shares of the Series D Preferred Stock shall be outstanding, the Corporation shall provide to each holder of such shares a copy of the annual report to shareholders distributed pursuant to Rule 14a-3 of the Securities Exchange Act of 1934.